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                                                                   EXHIBIT 10(j)

                          FLEETWOOD ENTERPRISES, INC.

                                SENIOR EXECUTIVE

                          INCENTIVE COMPENSATION PLAN

1.   PURPOSE.
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     The purpose of this Senior Executive Incentive Compensation Plan (the
"Plan") is to provide a means of paying incentive compensation to certain key management employees who contribute materially to the success of Fleetwood Enterprises, Inc. By relating incentive rewards of certain key executives to operating profits, the Company will be in a position to provide additional motivation and to reward extraordinary performance by making those employees most responsible for such performance participants in the Company's success.

2.   DEFINITIONS.
     -----------

     A.   Award Period.  "Award Period" shall mean each quarterly period of the
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          Company adopted for accounting and reporting purposes.

     B.   Board.  "Board" shall mean the Board of Directors of the Company.
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     C.   Bonus Base Profit.  "Bonus Base Profit" shall be thirty percent (30%)
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          of aggregate Net Income of the Company's Subsidiaries designated pursuant to Section 5.4 hereof. Bonus Base Profit also shall be adjusted upward or downward, as the case may be, by thirty percent (30%) of the aggregate of the investment income earned on the Company's invested capital net of interest expense. Investment income shall include interest and dividends, and in the case of interest or dividends on securities which are exempt from tax or are not fully taxed under U.S. or applicable state laws, shall include the pretax equivalents. It shall also include gains and losses (if any) from the sale or other disposition of securities. Interest expense means the interest cost on Company debt obligations and does not include interest on non-debt liabilities (i.e., accounts payable, employee compensation and benefit accruals, income tax payable and other liabilities).

     D.   Committee.  "Committee" shall mean the Compensation Committee of the
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          Board.

     E.   Company.  The "Company" is defined as Fleetwood Enterprises, Inc., and
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          shall not include any Subsidiary or affiliate company.

     F.   Incentive Compensation.  "Incentive Compensation" shall mean the
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          dollar amount awarded to a Participant.

     G.   Net Bonus Amount.  "Net Bonus Amount" shall be the amount available
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          for distribution as Incentive Compensation under this Plan.  It shall be calculated for each Award Period by adding five percent (5%) of the first two million dollars of Bonus Base Profit and, in the discretion of the Committee as provided herein, an amount (the "Excess Percentage") up to four and one-half percent (4 1/2%) of the excess over two million dollars of Bonus Base Profit.
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     H.   Net Income.  "Net Income" as used herein shall be the respective
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          Subsidiary's net income after excluding (i) gains or losses from the disposition of capital assets, (ii) interest, dividends and other receipts from investments, time deposits, and savings accounts, (iii) taxes based upon or measured by income, (iv) incentive compensation or bonus payments to its managers and assistant managers who have entered into an employment contract with the Subsidiary and (v) contributions to a retirement plan for the benefit of its managers and assistant managers who have entered into an employment contract with the Subsidiary.

     I.   Participant.  "Participant" means the Chief Executive Officer,
          -----------
          President or Chief Operating Officer of the Company who is selected as a Participant and who continues to be a Participant under the provisions of this Plan.

     J.   Participant Points.  "Participant Points" are units of measurement
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          utilized in determining the Incentive Compensation Awards of
          Participants and shall be awarded to Participants in accordance with
          Section 5.4 of the Plan.

     K.   Performance Goal.  "Performance Goal" means the  achievement of
          ----------------
          positive Bonus Base Profit during an Award Period.

     L.   Subsidiary.  "Subsidiary" shall mean a corporation fifty percent (50%)
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          or more of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by a subsidiary of the Company.

3.   PLAN ADMINISTRATION.
     -------------------

     3.1. THE COMMITTEE.
          -------------

     The Committee shall be comprised solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. No member of the Committee may, while serving on the Committee, also be a Participant in this Plan. The Committee shall administer the Plan in accordance with its terms.

     3.2  POWERS OF THE COMMITTEE.
          -----------------------

     Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and conditions of Incentive Compensation and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

     3.3  ORGANIZATION AND OPERATION OF COMMITTEE.
          ---------------------------------------

     The Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, including a meeting at which conference telephone or similar equipment is utilized by means of which all persons participating in the meeting can hear each other, or by unanimous written consent without a meeting. The Committee may authorize any one or more of its members or any specifically designated officer of the company to execute any document or documents on behalf of the Committee. The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

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     3.4  RELIANCE ON REPORTS.
          -------------------

     Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any opinion or report made by the independent public accountants of the Company and upon any other opinions, reports or information furnished in connection with the Plan by any accountant, counsel, or other specialist (including financial officers of the company). In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such opinion, report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

     3.5  RECORDS AND REPORTS.
          -------------------

     The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

     3.6  PAYMENT OF EXPENSES.
          -------------------

     Unless otherwise determined by the Board, the members of the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan.

     3.7  INDEMNIFICATION.
          ---------------

     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing rights of indemnification shall not be exclusive of any other rights or indemnification or exculpation to which such persons may be entitled under the Company's Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.   ELIGIBILITY AND PARTICIPATION.
     -----------------------------

     4.1  ELIGIBILITY.
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     To be eligible as a Participant under the Plan, an employee must be the
Chief Executive Officer, President, or Chief Operating Officer of the Company.

     4.2  SELECTION OF PARTICIPANTS.
          -------------------------

     Participants shall be selected by the Committee from among those persons who become eligible under Section 4.1, but the Committee need not select all eligible persons as Participants. Participants shall be separately selected for each Award Period and must be so designated prior to the commencement of an Award Period. The Committee may specify that

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a Participant selected for an Award Period shall continue to be a Participant in succeeding Award Periods until and unless the Committee makes a determination in advance of any particular Award Period that such Participant shall not continue as a Participant for such Award Period. The selection of a person as a Participant for one Award Period shall not mean that such person will be selected for participation with respect to any subsequent Award Period. No person shall become a Participant with respect to any Award Period under the Plan unless and until such person has been selected as a Participant by the Committee.

     4.3  DURATION OF PARTICIPATION.
          -------------------------

     A person shall become a Participant upon selection as a Participant pursuant to the preceding provisions of this Section 4. A person shall cease to be a Participant with respect to any Award Period upon the earlier of such person's (i) death, (ii) disability, (iii) retirement or (iv) termination of eligibility as a Participant (including termination of employment). In such event, such Participant shall be entitled, upon the determination of the Committee pursuant to Section 6.1 hereof that Incentive Compensation is payable for such Award Period and compliance with the provisions of Section 6.1, to that portion of Incentive Compensation for said Award Period as the number of days he or she is a Participant during the Award Period bears to the total number of days in such Award Period.

5.   DESIGNATIONS FOR AWARD PERIODS.
     ------------------------------

     5.1  SELECTION AND DESIGNATION OF PARTICIPANTS.
          -----------------------------------------

     Prior to the commencement of each Award Period, the Committee shall select the persons who will be Participants during such Award Period. The Committee may specify that the Participants selected for any Award Period shall continue to be Participants in future Award Periods except as otherwise provided by the Committee in advance of any Award Period. Such selection and designation shall be made in accordance with the provision of Section 4 of the Plan. No person shall be designated as a Participant for any Award Period following the commencement of such Award Period.

     5.2  AWARD OF PARTICIPANT POINTS TO PARTICIPANTS.
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     Prior to the commencement of each Award Period, the Committee shall award to each Participant a specific number of Participant Points as determined by the Committee. The Committee may specify that the number of Participant Points awarded to any Participant for any Award Period shall continue to future Award Periods except as otherwise provided by the Committee in advance of any Award Period. The number of Participant Points for a Participant may not be increased during any Award Period with respect to Incentive Compensation during such Award Period.

     5.3  DETERMINATION OF EXCESS PERCENTAGE.
          ----------------------------------

     Prior to the commencement of each Award Period, the Committee shall establish the Excess Percentage to be utilized during such Award Period. The Committee may specify that the Excess Percentage established for any Award Period shall continue to apply to future Award Periods except as otherwise provided by the Committee in advance of any Award Period. The Committee shall have no authority to increase the Excess Percentage to be utilized in any Award Period after the commencement of such Award Period.

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     5.4  DESIGNATION OF SUBSIDIARIES.
          ---------------------------

     Unless otherwise designated by the Committee prior to the commencement of an Award Period, all Subsidiaries of the Company shall be utilized in the calculation of Bonus Base Profit for such Award Period. The Committee may specify that a designation not to include a Subsidiary or Subsidiaries in the calculation shall continue in succeeding Award Periods until and unless the Committee makes a subsequent designation in advance of any particular Award Period with respect to the Subsidiaries for such Award Period.

6.   DETERMINATION OF INCENTIVE COMPENSATION.
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     6.1  CALCULATION OF INCENTIVE COMPENSATION AWARD.
          -------------------------------------------

     The amount of Incentive Compensation payable for each Award Period to designated Participants shall be determined as follows:

     (i) Determination of Bonus Base Profit.
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     As soon as practicable following the end of each Award Period, the
Committee shall determine Bonus Base Profit for such Award Period based upon the Company's financial statements for such Award Period, which shall be prepared in accordance with generally accepted accounting principles, consistently applied. In the event the Bonus Base Profit during any Award Period or Award Periods shall be negative, the amount of such deficit, on a cumulative basis, shall be deducted from Bonus Base Profit in the next Award Period. The Committee, in its discretion, may determine in advance of any Award Period to forgive all or any portion of such deficit from prior Award Periods, in which case no such deduction will be made in calculating Bonus Base Profit.

     (ii) Failure to Achieve Performance Goal.
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     If the Bonus Base Profit during any Award Period is zero or negative, no
Incentive Compensation shall be paid under this Plan for such Award Period.

     (iii)  Performance Exceeding Performance Goal.
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     If the Committee determines that the Performance Goal for an Award Period has been met, it shall:

     A. Calculate the Net Bonus Amount available for Incentive Compensation for such Award Period based upon the Bonus Base Profit for such Award Period.

     B. Determine the distribution of the Net Bonus Amount for such Award Period to each Participant in the Plan during such Award Period by multiplying the Net Bonus Amount by a fraction, the numerator of which shall be the number of Participant Points for such Participant during the Award Period and the denominator of which shall be the total number of outstanding Participant Points under the Plan at the commencement of such Award Period.

     C. Prior to the payment of any Incentive Compensation to a Participant, certify in writing that the Performance Goal has been met for such Award Period and that all other material terms, if any, to such Incentive Compensation have been satisfied. For this purpose, approved minutes of a Committee meeting in which such certification is made shall be treated as a written certification.

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     The Committee shall have no authority to increase the amount of Incentive
Compensation payable with respect to any Award Period over the amounts of Incentive Compensation established pursuant to the provisions of this Section 6.1.

7.   PAYMENT.
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     7.1  FORM.
          ----

     At the end of each Award Period, the Committee shall determine in accordance with Section 6 of this Plan the Incentive Compensation, if any, for each Participant under the Plan. Incentive Compensation awarded under the terms of this Plan shall be paid in cash as a lump sum as soon as practicable after financial statements are available for the Award Period to which the Incentive Compensation pertains, unless deferred by the Participant in accordance with any applicable program for deferring incentive compensation under which such Participant has made a valid election to defer all or part of such award. In such latter case, the amount deferred by such Participant shall be handled in accordance with the applicable provisions of such deferred compensation program, provided, however, that any additional amount paid pursuant to such program shall be based upon a reasonable interest rate for the period of such deferral.

     7.2  DEATH PRIOR TO FULL PAYMENT.
          ---------------------------

     In the event that a Participant has amounts payable as Incentive Compensation under this Plan and dies prior to the payment of such amounts, the amounts payable at the time of the Participant's death shall be paid to the Participant's beneficiary or, if no beneficiary was designated by the Participant, to the Participant's estate.

8.   CLAIM TO INCENTIVE COMPENSATION AND EMPLOYEE RIGHTS.
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     No employee or other person shall have any claim or right to become
Participant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company, the employment contract, if any, between the Company and the employee being the determining document with respect to the employment relationship.

9.   UNSECURED OBLIGATION.
     --------------------

     Participants under this Plan shall not have any interest in any fund or specific assets of the Company by reason of this Plan. No trust fund shall be created in connection with the Plan, and there shall be no funding of amounts which may become or are payable to any Participant.

10.  NONTRANSFERABILITY.
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     A person's rights and interests under this Plan, including amounts payable, may not be assigned, pledged, transferred or otherwise hypothecated except, in the event of an employee's death, to his designated beneficiary as provided in this Plan, or in the absence of such designation, to his heirs, devisees or legatees by will or the laws of descent and distribution.

11.  TAX WITHHOLDING.
     ---------------

     The Company shall have the right to deduct any Federal, state, local or foreign taxes or other charges required by law to be withheld from payments made to participants under the Plan.

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12.  AMENDMENT AND TERMINATION.
     -------------------------

     The Board may terminate this Plan or modify or amend this Plan from time to time in such respects as it shall deem advisable. Unless this Plan shall theretofore have been terminated as herein provided, the Committee shall not have authority to award Incentive Compensation for Award Periods ending after April 30, 2004. No termination or amendment of the Plan under this Section 12 shall reduce the amount of the benefit which a person who is a Participant at the time such termination or amendment occurs has either already become entitled to under Section 6 or may become entitled to as a result of Award Periods which have commenced but have not theretofore been concluded, unless such Participant consents to such reduction.

13.  EFFECTIVE DATE OF PLAN.
     ----------------------

     This Plan is adopted by the Committee effective as of April 24, 1994, subject to shareholder approval. With respect to Award Periods prior to the date of shareholder approval, the Committee shall pay the amounts due to Participants under the Plan after such shareholder approval along with interest at a reasonable rate from the time such amounts otherwise would have been due to the Participants under the Plan. In addition, prior to shareholder approval of the Plan, in its sole discretion, the Committee may advance funds to the Participants in the amounts and at the times such Participants otherwise would have been entitled to payment under the Plan subject to an agreement of such Participants to repay such amounts (with interest at a reasonable rate) in the event that shareholder approval is not obtained at the next regularly scheduled shareholders' meeting.

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